Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AB International Group Corp. (the “Company”) on Form 10-K/A for the year ended August 31, 2025 filed with the Securities and Exchange Commission (the “Report”), I, Chiyuan Deng, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Chiyuan Deng
Name:	Chiyuan Deng
Title:	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date:	December 5, 2025

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.